McMoRan EXPLORATION CO.

AMENDMENT NO. 1
TO
NOTICE OF GRANT OF
NONQUALIFIED STOCK OPTIONS
UNDER THE
2004 DIRECTOR COMPENSATION PLAN

THIS AMENDMENT NO. 1, dated and effective May ____, 2006, to the Notice of Grant of Nonqualified Stock Options (the “Notice”), is by and between McMoRan Exploration Co. (the “Company”) and ______________ (the “Director”).

WHEREAS, under the terms of the McMoRan Exploration Co. 2004 Director Compensation Plan (the “Plan”) and pursuant to the Notice, the Director, an advisory director of the Company, was granted effective May 9, 2004 and with the approval of the Company’s stockholders, options to purchase shares of common stock (the “Replacement Grants”) to replace previous awards of options that terminated in accordance with their terms as a result of the Director’s resignation from the board of directors on February 9, 2004;

WHEREAS, the applicable exercise prices of the Replacement Grants were equal to the corresponding exercise prices of the expired awards, thus were not equal to the fair market value of the common stock on May 9, 2004;

WHEREAS, new Section 409A of the Internal Revenue Code (“Section 409A”), imposes additional tax and penalties on stock options granted with an exercise price that is less than fair market value on the date of grant; and

WHEREAS, as permitted by the guidance and proposed regulations related to Section 409A, the Company and the Director desire to (i) amend the terms of the portions of the Replacement Grants, which are more fully described on Appendix A hereof, that were not fully vested prior to December 31, 2004 and that were not subsequently cancelled through exercise prior to December 31, 2005, to increase the exercise price of the particular awards to $15.26, which is the fair market value of the common stock on May 9, 2004 (the date of grant), and (ii) to provide for cash payments subject to a vesting schedule to compensate the Director for the loss resulting from the increase in the exercise price of the awards.

NOW, THEREFORE, in consideration of the premises, the Company and the Director agree as follows:

1.  The exercise price of certain stock options granted pursuant to the Notice, as set forth on Appendix A, shall be $15.26.

2.  The Director shall be entitled to a cash payment upon vesting equal to the difference in the original exercise price of the award and $15.26, which cash payments shall be made on the dates indicated on Appendix A.

3.  Except to the extent amended herein, all other provisions in the Notice shall remain unchanged.

McMoRan EXPLORATION CO.

By:

_____________________________________
[Director]

[to come]